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                                                                   Exhibit 10.26


                       AMENDMENT TO CONTRIBUTION AGREEMENT

         This AMENDMENT (the "Amendment") to the Contribution Agreement, dated as of June 7, 1999 (as in effect on the date hereof, but without giving effect to this Amendment, the "Agreement"), by and between Luminant Worldwide Corporation, a Delaware corporation (f/k/a Clarant Worldwide Corporation and referred to herein as "Luminant"), and Young & Rubicam Inc., a Delaware corporation (the "Contributor"), is made and entered into as of September 2, 1999.

                                    RECITALS

         A. Luminant and Contributor have determined that it is in their best interests to revise the Agreement.

         B. Luminant and Contributor desire to amend the Agreement on the terms and subject to the conditions set forth herein.

         C. All of the Other Founding Companies and their stockholders or members have simultaneously executed and delivered amendments to each of their respective Other Agreements.

         NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. The term "Shares" means shares of Luminant Common Stock. The term "Initial Holdings" means the number of Shares issued to Contributor at the Closing. All defined terms in the Agreement using the word "Clarant" are hereby revised to use the word "Luminant."

2. The Agreement is amended to provide that the references in the Agreement to "this Agreement" or "the Agreement" (including indirect references such as "hereunder," "hereby," "herein" and "hereof") shall be deemed to be references to the Agreement as amended hereby. To the extent that any provisions of the Agreement as in effect prior to the effectiveness of this Amendment conflict with or contradict the provisions of this Amendment, the provisions of this Amendment shall control and shall supersede such inconsistent provisions.



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3. Article 3 is hereby amended by adding a new Section 3.4 and Section 3.5 to read as follows:

              3.4 SALE AND PURCHASE OF SHARES AT IPO. At the closing of the IPO, Luminant agrees to sell to Contributor, and Contributor agrees to purchase from Luminant, shares of Luminant Common Stock, at the IPO price per share, with an aggregate value equal to fifteen million dollars ($15,000,000). The Underwriters' discount for the transaction described in this Section 3.4 shall not exceed four percent (4.0%) and shall be paid by Luminant.

              3.5 ISSUANCE OF NON-VOTING COMMON STOCK; EXCHANGE OF VOTING COMMON STOCK FOR NON-VOTING COMMON STOCK.

              (a) Solely to the extent that any issuance of shares of Luminant Common Stock to Contributor in connection with the transactions contemplated hereby, including but not limited to the payment of the Merger Consideration or the Contingent Consideration, and the issuance of shares pursuant to the exercise of the option described in Section 10.8(i), would cause Contributor's direct or indirect ownership of Luminant Stock to exceed eighteen percent (18%) of the issued and outstanding voting securities of Luminant, Luminant shall issue to Contributor shares of non-voting common stock of Luminant (the "Non-Voting Common Stock").

              (b) Except for voting rights, the Non-Voting Common Stock shall have the same rights, entitlements and preferences as any other class of Luminant Common Stock.

              (c) Luminant shall use commercially reasonable efforts to inform the Contributor when Contributor's direct or indirect ownership of Luminant Stock may exceed eighteen percent (18%) of the issued and outstanding voting securities of Luminant.

              (d) Luminant shall, upon Contributor's request, exchange on a one-for-one basis any shares of Luminant Common Stock held by Contributor for shares of Non-Voting Common Stock.

              (e) The parties acknowledge and agree that the value of each share of Non-VotingCommon Stock is equal to the value of each share of Luminant Common Stock, and that any shares of Non-Voting Common Stock issued to Contributor in lieu of shares of Luminant Common Stock pursuant to Section 3.5(a), or in exchange for shares of Luminant Common Stock pursuant to Section 3.5(d), shall be treated as shares of Luminant Common Stock for all other purposes under this Agreement and the transactions contemplated hereby.


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4. Section 10.3(b) is hereby amended by deleting "ten (10)" on the third line and inserting "eleven (11)."

5. Section 10.8(i) is amended to provide that Luminant shall grant to Contributor, at the Closing, an option to purchase one million eight hundred thousand (1,800,000) shares of Luminant common stock at an exercise price equal to the IPO price per share of Luminant common stock. Further, EXHIBIT 10.8(i) is hereby amended to reflect such increase in the shares of Luminant Common Stock subject to the option.

6. Article 10 is hereby amended by adding the following new Section 10.10:

              10.10 FORM S-8 FILING. Within thirty (30) days after the Closing, Luminant shall file a registration statement on Form S-8 pursuant to which eligible Persons holding options to purchase Shares will be permitted to sell Shares to the public. Persons holding the "Vested Options" in Luminant identified on Addendum A and Addendum B to EXHIBIT
         3.1 shall be prohibited from exercising the Vested Options for a period of thirty (30) days following the Closing.

7. Section 12.1(b) is hereby amended by deleting "December 31, 1999" on the fourth line and inserting "October 15, 1999."

8. The third sentence of Section 17.1(a) is hereby deleted in its entirety and replaced with the following:

         In addition, if Luminant is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 17.1(a) that the number of Shares offered by any Persons (including Luminant) is greater than the number of Shares that can be offered without adversely affecting the offering, Luminant may reduce the number of Shares to be offered by first reducing the number of Shares to be offered by Persons other than Luminant, the Contributor and the members and stockholders of the Other Founding Companies, and second by reducing pro rata the number of Shares to be offered by Luminant, the Contributor and the members and stockholders of the Other Founding Companies; provided however that in no event shall the Shares to be offered by Luminant be reduced to less than fifty percent (50%) of the offering; further provided that if the number of Shares to be offered by Luminant is already less than or equal to fifty percent (50%) of the offering, then the number of Shares to be offered by Luminant shall not be reduced. Subject to the foregoing, the reduction in the Shares offered by Luminant and the Contributor and the stockholders and members of the Other Founding Companies shall be effected


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         on a pro rata basis; provided that to the extent that the Contributor or a member or stockholder of a Founding Company has sold (in that or a previous offering), or is being provided the right to sell, fifteen percent (15%) or more of its, his or her Initial Holdings pursuant to any registration under this Section 17.1(a), such holder's rights to be included in the offering shall be subordinate to the rights of Luminant, the Contributor and the members and stockholders of the other Founding Companies.

9. Article 17 is hereby amended by adding the following new Section 17.6:

              17.6 SALE IN OVER-ALLOTMENT. The managing underwriter of the IPO has requested an over-allotment option relating to the IPO (the "Green Shoe"). Luminant will provide the opportunity to the Contributor to sell up to fifteen percent (15%) of its Initial Holdings pursuant to the Green Shoe; provided however that Luminant may reduce pro rata the number of Shares to be sold by the Contributor and the other members and stockholders of the Other Founding Companies pursuant to the Green Shoe if: (a) Luminant determines that the inclusion of all or any portion of the Contributor's Shares or the aggregate number of Shares proposed to be sold pursuant to the Green Shoe by all members and stockholders of the Founding Companies could adversely affect the "tax free" status of the transactions contemplated in the Agreement and the Luminant Plan of Organization; or (b) in the aggregate, the Contributor and the stockholders and members of the respective Founding Companies have subscribed to sell more Shares pursuant to the Green Shoe than the total number of Shares that may be sold pursuant to the Green Shoe. If the Contributor desires to sell Shares pursuant to the Green Shoe, it must execute the underwriting agreement relating to the IPO and otherwise comply with customary procedures for selling shareholders. Luminant agrees to pay the underwriting commissions and discounts payable in respect of Shares sold pursuant to the Green Shoe by the Contributor.

10. EXHIBIT 3.1 is deleted in its entirety and replaced with the EXHIBIT 3.1 attached hereto.

11. EXHIBIT 3.3 is deleted in its entirety and replaced with the EXHIBIT 3.3 attached hereto.

12. Except as herein provided, the Agreement shall remain unchanged and in full force and effect.

                            [Signature Page Follows]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers or representatives, as of the date first above written.

                                                 LUMINANT WORLDWIDE CORPORATION



                                                 By: _________________________
                                                     Name:
                                                     Title:


                                                 YOUNG & RUBICAM INC.



                                                 By: _________________________
                                                     Name:
                                                     Title:


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